EXHIBIT 99.1

Open Text Acquires 75% Interest In Gauss

Waterloo, ON—2003-10-16—Open Text(TM) Corporation (Nasdaq: OTEX, TSX: OTC) and Gauss Interprise (Deutsch Bourse: GSOGa.de) today announced that 2016090 Ontario Inc., a wholly owned subsidiary of Open Text has waived all of the conditions of the Sale and Purchase Agreements with certain shareholders of Gauss Interprise AG. This transaction was previously announced August 27, 2003.

After the transfer of shares under these and other agreements, shares tendered in the public Tender Offer and purchases of shares in the public market, 2016090 Ontario Inc. will hold more than 75 % of the total outstanding share capital of Gauss Interprise AG.

The public tender offer for the shares of Gauss will close in early November.

Forward-Looking Statements

This press release may contain “forward-looking statements” relating to the proposed acquisition of Gauss, Inc. and the future performance of Open Text Corporation (the “Company”). Forward-looking statements are neither promises nor guarantees, but are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Gauss or the Company, or developments in Gauss’s or the Company’s business or its industry, to differ materially from the anticipated results, performance, achievements or developments expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to:

1.	risks involved in the integration of Gauss into the Company;

2.	expected cost savings from the acquisition may not be fully realized or realized within the expected time frame;

3.	revenue of the combined company may be lower than expected;

4.	the possibility of technical, logistical or planning issues in connection with deployments;

5.	costs or difficulties related to obtaining stockholder approval for completing the acquisition, if obtained at all, and, following the acquisition, the integration of the companies may be more difficult than expected;

6.	legislative or regulatory changes may adversely affect the businesses in which the companies are engaged; and

7.	changes may occur in the securities or capital markets.

More detailed discussion of these and other important risk factors can be found in the sections entitled “Business”, “Quantitative and Qualitative Disclosure About Market Risk” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in documents filed by the Company with the SEC, the Ontario Securities Commission and other securities regulatory authorities across Canada, including the Company’s Report on Form 10-K for the fiscal year ended June 30, 2003. Forward-looking statements in this press release are based on management’s beliefs and opinions at the time the statements are made, and there should be no expectation that these forward-looking statements will be updated or supplemented as a result of changing circumstances or otherwise, and the Company and Gauss disavow and disclaim any obligation to do so.

About Open Text

Since 1991, Open Text Corporation has delivered innovative ECM software that brings people together to share knowledge, achieve excellence, deliver innovation, and enhance processes. Its legacy of innovation began with the successful deployment of the world’s first search engine technology for the Internet. Today, as the leading global supplier of collaboration and content management software for the enterprise, Open Text supports fifteen million seats across 10,000 corporate deployments in 31 countries and 12 languages throughout the world. As a publicly traded company, Open Text manages and maximizes its resources and relationships to ensure the success of great minds working together. For more information, visit www.opentext.com.

Trademark

Copyright © 2003 by Open Text Corporation. LIVELINK and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners. Gauss and Gauss VIP are trademarks or registered trademarks of Gauss, Inc. All other trademarks are the property of their respective owners.

For more information, please contact

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com

Anne Marie Rahm

Director, Investor Relations

Open Text Corporation

+1-617-204-3359

arahm@opentext.com

Richard Maganini

Director, Public Relations

Open Text Corporation

+1-847-267-9330 ext.4266

rmaganin@opentext.com